Exhibit (b)

AMENDED AND RESTATED

BY-LAWS
OF
New Age Alpha Trust

ARTICLE 1
Amended and Restated Agreement and Declaration
of Trust, Definitions, and Offices

1.1.       AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Amended and Restated Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of New Age Alpha Trust (the “Trust”), the Delaware statutory trust established by the Declaration of Trust.  In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

1.2.       Definitions.  Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

1.3.       PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located at such place within or without the State of Delaware as the Trustees may determine from time to time.

1.4.       DELAWARE OFFICE.  The Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware.

1.5.       OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE 2
Meetings of Shareholders

2.1.       PLACE OF MEETING. Meetings of the Shareholders for the election of Trustees shall be held in such place, inside or outside the State of Delaware, as shall be fixed by resolution of the Board of Trustees and stated in the notice of the meeting.  In the absence of any such designation by the Board, Shareholders’ meetings shall be held at the principal executive office of the Trust.

2.2.       ANNUAL MEETINGS. An annual meeting of Shareholders will not be held unless the Investment Company Act of 1940, as amended (the “1940 Act”), requires an annual meeting of Shareholders.

2.3.       SPECIAL MEETINGS. Special Meetings of the Shareholders may be called at any time by the Chairman, or President, or by a majority of the Board of Trustees, and shall be

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called by the Secretary upon written request of the holders of shares entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting provided that:

(a)	Such request shall state the purposes of such meeting and the matters proposed to be acted on.

(b)	The Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve months. The foregoing provisions of this section 3 notwithstanding, a special meeting of Shareholders shall be called upon the request of the holders of at least ten percent (10%) of the votes entitled to be cast for the purpose of consideration of the removal of a Trustee from office as provided in section 16(c) of the 1940 Act.

2.4.        NOTICE. Not less than ten (10) nor more than sixty (60) days before the date of every Annual or Special Shareholders Meeting, the Secretary shall cause to be mailed to each Shareholder entitled to vote at such meeting at his (her) address (as it appears on the records of the Trust at the time of mailing) written notice stating the date, time, and place of the meeting and, in the case of a Special Meeting of Shareholders, the general nature of the business to be transacted and such Special Meeting shall be limited to the purposes stated in the notice.

2.5.        RECORD DATE FOR MEETINGS. Subject to the provisions of the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”), the Board of Trustees may fix in advance a date not more than ninety (90), nor less than ten (10) days, prior to the date of any annual or special meeting of the Shareholders as a record date for the determination of the Shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Trust after any such record date fixed as aforesaid.

        2.6.        QUORUM. Except as otherwise provided by the 1940 Act or in the Trust’s Declaration of Trust, at any meeting of Shareholders, the presence in person or by proxy of the holders of record of Shares issued and outstanding and entitled to vote representing more than thirty-three and one-third percent (33-1/3%)of the Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting. If, however, a quorum shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the votes present or in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date or another date and time within a reasonable time after the date set for the original meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

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2.7.        VOTING. Each Shareholder shall have one vote for each Share (and a fractional vote for each fractional Share) held by such Shareholder on the record date set pursuant to Section 5 of this Article 2 on each matter submitted to a vote at a meeting of Shareholders. Subject to any other provision of this Declaration of Trust, the By-Laws or applicable law which requires a different vote: (1) in all matters other than the election of Trustees, the affirmative vote of the majority of votes cast at a Shareholders’ meeting at which a quorum is present shall be the act of the Shareholders; (2) Trustees shall be elected by a plurality of the votes cast at a Shareholders’ meeting at which a quorum is present, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class vote as a Class), then a majority of the Shares of that Series (or Class) voting on the matter (or a plurality with respect to the election of Trustees) shall decide that matter insofar as that Series (or Class) is concerned. There shall be no cumulative voting in the election of Trustees. Votes may be made in person or by proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a Shareholders’ meeting.  Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting, but will not be treated as votes cast.  Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority of outstanding voting securities for approval.

2.8.        INSPECTORS. At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. The position of inspector of elections may be held by any person who is not a nominee for office,

The inspector or chairman if no inspector is appointed shall: (a) determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result of voting or consents; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

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2.9.        STOCK LEDGER AND LIST OF SHAREHOLDERS. It shall be the duty of the Secretary or Assistant Secretary of the Trust to cause an original or duplicate share ledger to be maintained at the office of the Trust’s transfer agent. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

2.10.        ACTION WITHOUT MEETING. Any action to be taken by Shareholders may be taken without a meeting and without prior notice if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust, by the By-Laws or by applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series (or Class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action taken without a meeting to such Shareholders.

2.11.       ADJOURNED MEETING; NOTICE.  Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Shareholders present in person or by proxy, or by the Chairman of the meeting.  Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a Shareholders’ meeting prior to adjournment.

When any Shareholders’ meeting is adjourned to another time or place, notice of adjournment to another time or place need not be given, if such time and place are announced at the meeting, unless a new record date of the adjourned meeting is fixed or the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board shall set a new record date.  If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Shareholder entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 11 of this Article 2.  At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

2.12.       PROXIES.  Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the Secretary of the Trust; provided, that an alternative to the execution of a written proxy may be accepted as provided in the second paragraph of this Section 12 of Article 2. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in

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person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

With respect to any Shareholders’ meeting, the Trust may elect to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Shareholder’s authorization is received within eleven (11) months before the meeting.  A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

Subject to the provisions of the Declaration of Trust or these By-Laws, all matters concerning the giving, voting, or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

ARTICLE 3
Trustee

3.1.        GENERAL POWERS. The business of the Trust shall be managed under the direction of its Board of Trustees, which may exercise all powers of the Trust, except such as are by statute, or the Declaration of Trust, or by these By-Laws conferred upon or reserved to the shareholders.

3.2.        NUMBER AND TERM OF OFFICE. The number of Trustees which shall constitute the whole Board shall be determined from time to time by the Board of Trustees, but shall not be fewer than one (1) nor more than fifteen (15). Each Trustee elected shall hold office until he or she dies, resigns, is declared bankrupt or incompetent by a court or appropriate jurisdiction, or is removed, or until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Trustees need not be shareholders.

3.3.        ELECTIONS; VACANCIES. Provided a quorum is present, the Trustees shall be elected by the vote of a plurality of the votes present in person or by proxy, except that any vacancy on the Board of Trustees may be filled by a majority vote of the Board of Trustees, although less than a quorum, subject to the requirements of Section 16(a) of the 1940 Act. In the event that all Trustee offices become vacant, an authorized officer of the Trust’s Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act.  In such case, an authorized officer of the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the remaining vacancies on the Board and appoint his/her replacement; provided, however, that the

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percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

3.4.        REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places within or outside the State of Delaware and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

3.5.        SPECIAL MEETINGS. Special meetings of the Trustees may be held, at any time and at any place within or outside the State of Delaware designated in the call of the meeting, when called by the Chairman of the Board, if any, the President or the Secretary or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

3.6.        NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail to the Trustee at his or her usual or last known business or residence address at least forty-eight hours or by any electronic or telecommunications device, including telefax or through the Internet at least twenty-four hours before the meeting addressed to the Trustee or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting (unless otherwise required by applicable law).

3.7.        QUORUM; Adjournment. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided below.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

A majority of the Trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place shall be given before the time of the recommencement of an adjourned meeting to the Trustees who were present at the time of the adjournment in a manner specified in Section 6 of this Article III.

3.8.        ACTION BY VOTE. When a quorum is present at any meeting duly held, a majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these By-Laws.

3.9.        ACTION BY Written Consent. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting

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if a majority of the Trustees (or such larger proportion thereof as shall be required by any express law or provision of the Declaration of Trust or these By-Laws) consent to the action in writing (manually or electronically) and such written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

3.10.        PRESENCE THROUGH COMMUNICATIONS EQUIPMENT. Except as required by law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

3.11.        COMPENSATION. Any Trustee, whether or not he is a salaried officer or employee of the Trust, may be compensated for his or her services as Trustee or as a member of a Committee of Trustees, or as chairman of a Committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

ARTICLE 4

Notices

4.1.        FORM. Notices to Shareholders and Trustees shall be delivered by any method legally permissible with respect to that type of notice. Such methods may include oral, written, electronic mail, or other written or electronic communication, charges prepaid, addressed to the recipient at the address of that recipient appearing on the books of the Trust or its transfer agent or given by the recipient to the Trust for the purpose of notice. Delivery of notice shall be made using the most current contact information for that Shareholder or Trustee appearing on the books of the Trust.  If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by mail, courier, telegraphic, facsimile or electronic mail, or other written or electronic communication to the Trust’s principal executive office. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic mail or other means of written or electronic communication. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one (1) year from the date of the giving of the notice.

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An affidavit of the mailing or other means of giving any notice of any Shareholders’ meeting shall be executed by the Secretary, Assistant Secretary, transfer agent, or solicitation agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust.  Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

4.2.        WAIVER. Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees or a Committee is required to be given under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy (except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting), or at the meeting of Trustees or a Committee in person, shall be deemed equivalent to the giving of such notice to such persons.  The transactions of a meeting of Shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy.

ARTICLE 5

Officers

5.1.        ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such other officers and agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Board, if one is elected, shall be a Trustee and may but need not be a Shareholder; and any other officer may but need not be a Trustee or Shareholder. Any two or more offices may be held by the same person.

5.2.        ELECTION AND TENURE. The President, the Treasurer, the Secretary and such other officers as the Trustees from time to time may in their discretion elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. In addition, any officer or agent appointed pursuant to Section 1 of this Article 5 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees, unless pursuant to Section 1 of this Article 5 the power of appointment has been conferred by the Board of Trustees on any other officer. Notwithstanding the foregoing, the chief compliance officer may be removed from his or her responsibilities only in accordance with the provisions of Rule 38a-1 under the 1940 Act as it may be interpreted by the Commission.

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5.3.        POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers set forth herein and in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

5.4.        PRESIDENT. The President shall be the principal executive officer of the Trust and shall execute documents and forms required to be executed by the Trust’s “principal executive officer” with respect to the Trust under applicable law including certifications required under Section 302 and 906 of the Sarbanes-Oxley Act of 2002. He or she may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary and, in the absence of the Chairman, shall preside at all meetings of the Shareholders. Subject to the control of the Trustees, the Chairman and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, secretaries, clerks and employees as he or she may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

5.5.        VICE PRESIDENT(S). In the absence or disability of the President, the Vice President, if any, or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President. Any Vice President shall be authorized to sign documents on behalf of the Trust.

5.6.        CHAIRMAN OF THE BOARD. The Chairman shall, if present, preside at meetings of the Shareholders and the Trustees, and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees or prescribed by the Declaration of Trust or these By-Laws. In the absence of the Chairman, the Vice Chairman, if such an officer is elected, shall assume all powers and duties assigned to the Chairman hereunder.

5.7.        TREASURER. The Treasurer shall be the chief financial officer and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. The Treasurer shall be authorized to sign documents on behalf of the Trust. He shall render to the Board of Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all his transactions as Treasurer. He shall cause to be prepared annually a full and correct statement of

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the affairs of the Trust, including a balance sheet and a statement of operations for the preceding fiscal year. He shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Trustees. The treasurer, shall execute documents and forms required to be executed by the Trust’s “principal financial officer” with respect to the Trust under applicable law including the certifications required under the Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

5.8.        SECRETARY. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an assistant secretary or, if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. The Secretary shall be authorized to sign documents on behalf of the Trust.

5.9.        CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust’s compliance policies and procedures as required by Rule 38a-1 under the 1940 Act and may have such other duties and powers as may be designated from time to time by the Trustees. The designation and compensation of the Chief Compliance Officer must be approved by the Trustees, including a majority of the Trustees who are not interested persons of the Trust, as defined by the 1940 Act. The Chief Compliance Officer shall be authorized to sign documents on behalf of the Trust. The designation, election, removal and compensation of the chief compliance officer are subject to Rule 38a-1 under the 1940 Act, as it may be interpreted by the Commission.   The chief compliance officer shall report directly to the Board or a committee of the Board in carrying out his or her functions.

5.10.        RESIGNATIONS AND REMOVALS. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

5.11.        SUBORDINATE OFFICERS. A Vice President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve subject to ratification by the Board at its next regular meeting.

5.12.        VACANCIES IN OFFICES. Any vacancy in any of the offices, whether by resignation, removal or otherwise, may be filled by the President. A vacancy in the office of Assistant Vice President may be filled by a Vice President; in the office of Assistant Secretary by the Secretary; or in the office of Assistant Treasurer by the Treasurer. Any appointment to fill any vacancy shall serve subject to ratification by the Board at its next regular meeting.

5.13.        COMPENSATION. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of

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any subordinate officers or agents appointed pursuant to Section 1 of this Article 5.  No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

ARTICLE 6

Committees

6.1.        COMMITTEES. The Board of Trustees may by resolution passed by a majority of the entire Board (1) appoint from among its members an Executive Committee and (2) appoint other committees composed of two or more Trustees officers, or others as the Trustee shall determine, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust. The powers conferred upon each committee shall be determined by resolution of the Trustees.  The Board may abolish a committee at any time and shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect.  The Board shall have the power to fill vacancies in the committees and may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee.  Any committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to: (a) the approval of any action which under the Declaration of Trust or applicable law also requires Shareholders’ approval or requires approval by a majority of the entire Board or certain members of the Board; (b) the filling of vacancies on the Board or on any committee; however, a committee comprised of Disinterested Trustees may select and nominate other Persons who are not “interested persons” as defined in the 1940 Act to serve as a Trustee; (c) the fixing of compensation of the Trustees for serving on the Board or on any committee; (d) the amendment or repeal of the Declaration of Trust or of these By-Laws or the adoption of a new Declaration of Trust or new By-Laws; or (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

6.2.        ACTION OF COMMITTEES. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two trustees. The committees shall keep minutes of their proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

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ARTICLE 7

Reports and Records

7.1.        GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

7.2       INSPECTION BY SHAREHOLDERS.  The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions a regulations the accounts and books of the Trust or any Series shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by applicable law or otherwise by the Trustees or by resolution of the Shareholders.

7.3       INSPECTION BY TRUSTEES.  Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE 8
Fiscal Year

8.1.        GENERAL. The fiscal year of the Trust and each Series shall be as designated from time to time by the Board. The fiscal year of the Trust and each Series may be refixed or changed, from time to time, by resolution of the Board.

ARTICLE 9
Seal

9.1.        GENERAL. The Trust shall have no seal.

ARTICLE 10
Execution of Papers

10.1.        GENERAL. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, deeds, leases, contracts, notes, drafts and other obligations made by the Trustees shall be signed by the Chairman, if any, the President, any Vice President or the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

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ARTICLE 11
Share Certificates

11.1.        SHARE CERTIFICATES. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize.

In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefore or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

11.2.        RECORDING AND TRANSFER WITHOUT CERTIFICATES. The Trust shall have the full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of the Trust’s shares by electronic or other means without the issuance of certificates.

11.3.        TRANSFER OF SHARES. Transfers of shares of beneficial interest of the Trust shall be made on the books of the Trust by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Trust). In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent.  In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent.  No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

11.4.        REGISTERED HOLDERS. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or the Declaration of Trust.

11.5.        TRANSFER AGENTS AND REGISTRARS. The Board of Trustees may, from time to time, appoint or remove transfer agents and or registrars of the Trust, and they may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of beneficial interest thereafter issued shall be countersigned by such transfer agent and shall not be valid unless so countersigned.

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ARTICLE 12
Provisions Relating to the Conduct of the Trust’s Business

12.1.        DETERMINATION OF NET ASSET VALUE PER SHARE. Net asset value per Share of each series or class of Shares of the Trust shall be determined at the times and in the manner specified from time to time by the Trustees.

12.2.        CUSTODIANSHIP. Except as otherwise provided by resolution of the Board of Trustees, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Trust. Subject to the approval of the Board of Trustees, the custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

12.3       REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The Chairman of the Board, the President or any Vice President or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust.  The authority granted may be exercised in person or by a proxy duly executed by such designated person.

ARTICLE 13
Indemnification

13.1.       Indemnification of Trustees, Officers, etc. Subject to the limitations, if applicable, hereinafter set forth in this Article XIII, the Trust shall indemnify (from the assets of one or more Series to which the conduct in question relates) each person who is, has been or becomes a Trustee, officer, employee or agent of the Trust or any Person who serves at the Trust’s request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Other Person”) (hereinafter collectively, together with such Person’s heirs, executors, administrators or personal representatives, referred to as a “Covered Person”)) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee officer, employee or agent or Other Person, except with respect to any matter as to which it has been determined that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust; or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office; and (iii) for a criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful (the conduct described in (i), (ii) and (iii) being referred to hereafter as “Disabling Conduct”).

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13.2.       Determination of Indemnification. A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Covered Person was not liable by reason of Disabling Conduct by (a) a vote of a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding (the “Disinterested Trustees”), or (b) an independent legal counsel in a written opinion.

13.3.        Advancement of Expenses. Expenses, including accountants’ and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by one or more Series to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided that the Covered Person shall have undertaken to repay the amounts so paid to such Series if it is ultimately determined that indemnification of such expenses is not authorized under this Article XIII and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

13.4.       Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in this Article XIII, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of a the Disinterested Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (i) or by independent legal counsel pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with either of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person’s office.

13.5.       Indemnification Not Exclusive, etc. The right of indemnification provided by this Article XIII shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. Nothing contained in this Article XIII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other Persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such Person.

13.6.        LIMITATIONS. No indemnification or advance shall be made under this Article 13, except as provided in Section 2, in any circumstances where it appears:

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(a)	That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or
(b)	That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

13.7.        INSURANCE. Upon and in the event of a determination by the Board of Trustees of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any agent or employee of this Trust against any liability asserted against or incurred by the agent or employee in such capacity or arising out of the agent’s or employee’s status as such to the fullest extent permitted by law.

13.8.        FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article 13 does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an Covered Person as defined in Section 1 of this Article 13. Nothing contained in this Article 13 shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article 13.

ARTICLE 14
Amendments to the By-Laws

14.1.        GENERAL. These By-Laws may be restated and/or amended at any time, without the approval of the Shareholders, by a majority vote of the then Board.

ARTICLE 15
Dividends

15.1.        DECLARATION OF DIVIDENDS.  Dividends upon the Shares of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law.  Dividends may be paid in cash, in property, or in Shares of the Trust.

15.2.       RESERVES.  Before payment of any dividend, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board shall deem to be in the best interests of the Trust, and the Board may abolish any such reserve in the manner in which it was created.

Date: December 6, 2018 as amended and restated on March 19, 2019